SECOND AMENDMENT TO
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF HIGH STREET CAPITAL PARTNERS, LLC
THIS SECOND AMENDMENT (this “Amendment”) TO THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF HIGH STREET CAPITAL PARTNERS, LLC (the “Company”) is made and entered into as of this 27th day of June, 2019, by and between the Manager and Acreage Holdings America, Inc. (the “Majority Member”).
RECITALS
WHEREAS, the members of the Company (the “Members”) originally entered into that certain Third Amended and Restated Limited Liability Company Agreement dated as of November 14, 2018, as amended by that certain First Amendment to Third Amended and Restated Limited Liability Company Agreement dated as of May 10, 2019 (collectively the “LLC Agreement”);
WHEREAS, in connection with that certain Arrangement Agreement dated as of April 18, 2019 (the “Arrangement Agreement”) by and between Canopy Growth Corporation, a corporation existing under the laws of Canada, and Acreage Holdings, Inc., a corporation existing under the laws of the Province of British Columbia and the sole owner of the Manager and the Majority Member, as a condition to the completion of the arrangements, the Manager and the Majority Member are required to cause the amendment of the LLC Agreement in accordance with the principal terms as set forth in Exhibit 1 of the Arrangement Agreement;
WHEREAS, pursuant to Section 16.03 of the LLC Agreement, the LLC Agreement may be amended by the consent of the Manager and Members holding a majority of the Common Units outstanding;
WHEREAS, the Majority Member holds approximately 75% of the outstanding Common Units of the Company;
WHEREAS, in accordance with Section 16.03 of the LLC Agreement the Majority Member and the Manager desire to amend the LLC Agreement as set forth herein; and
WHEREAS, except as specifically set forth in Section 3 of this Amendment, all other terms and conditions of the LLC Agreement remain in full force and effect.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Recitals. The above recitals are hereby incorporated into the substantive provisions of this Amendment by reference hereto.
2.Definition. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the LLC Agreement.

3.Amendments to LLC Agreement. Effective Immediately prior to the Acquisition Effective Time (as defined in the Arrangement Agreement), the Fourth Amended and Restated Limited Liability Company Agreement of the Company, the form of which is attached hereto as Exhibit A, shall automatically amend and restate the LLC Agreement in its entirety, without any further action required by the Manager, the Majority Member or the Members.
4.Effect of this Amendment. Except as expressly amended by this Amendment, the LLC Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in the LLC Agreement to “this Agreement” or words of similar import shall refer to the LLC Agreement as amended by this Amendment.
5.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.
6.Binding Effect. This Amendment shall inure to the benefit of and shall be legally binding upon the parties hereto and their respective successors, assigns, representatives and heirs.
7.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon but all of which shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile, .pdf or other form of electronic transmission, and any signature page delivered by facsimile, .pdf or other form of electronic transmission shall be effective for all purposes.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

MANAGER:

ACREAGE HOLDINGS AMERICA, INC.

By:	/s/ Kevin Murphy
Name: Kevin Murphy
Title: Chief Executive Officer

MAJORITY MEMBER:

ACREAGE HOLDINGS AMERICA, INC.

By:	/s/ Kevin Murphy
Name: Kevin Murphy
Title: Chief Executive Officer

EXHIBIT A
FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

[See attached.]

FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
High Street Capital Partners, LLC, d/b/a Acreage Holdings
a Delaware limited liability company
Dated as of [_____________________]

THE SECURITIES REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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Exhibits
Exhibit A    -    Form of Joinder Agreement

iii
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FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
HIGH STREET CAPITAL PARTNERS, LLC, D/B/A ACREAGE HOLDINGS
This FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated as of [___________________] (the “Effective Time”), is entered into by and among High Street Capital Partners, LLC, d/b/a Acreage Holdings, a Delaware limited liability company (the “Company”), and its Members (as defined herein).
WHEREAS, the Company was formed by the filing of the Certificate (as defined herein) with the Secretary of State of the State of Delaware pursuant to the Act (as defined herein) on April 29, 2014;
WHEREAS, the Company and its then Members entered into an original limited liability company agreement dated as of December 10, 2015, which was amended as of July 22, 2016;
WHEREAS, the Company and its then Members entered into an amended and restated limited liability company agreement dated as of March 24, 2017;
WHEREAS, the Company, the Managing Member and a Supermajority in Interest of the Members entered into that certain Second Amended and Restated Limited Liability Company Agreement dated as of April 27, 2018;
WHEREAS, the Company, the Manager and the Members entered into that certain Third Amended and Restated Limited Liability Company Agreement dated as of November 14, 2018, which was amended as of May 10, 2019 (the “Prior Operating Agreement”); and
WHEREAS, pursuant to Exhibit 1 of that certain arrangement agreement by and between Canopy Growth Corporation, a corporation existing under the laws of Canada (“Pubco”), and Acreage Holdings, Inc., a corporation existing under the laws of the Province of British Columbia (“Acreage”), dated as of April 18, 2019 (the “Arrangement Agreement”), the Company, the Manager and the Members desire to amend and restate the Prior Operating Agreement in its entirety as set forth in this Agreement, the provisions of which shall become effective immediately prior to the Effective Time (as defined herein).
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Manager and the Members, intending to be legally bound, hereby agree as follows:
ARTICLE I.
DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.
“Acreage” has the meaning set forth in the preamble to this Agreement.
“Acreage Shares” means the common shares of Acreage, as authorized in the constating documents of Acreage.
“Act” means the Delaware Limited Liability Company Act, as amended from time to time, or any corresponding provision or provisions of any succeeding or successor law of the State of Delaware; provided, however, that any amendment to the Act, or any succeeding or successor law, is applicable to the Company only if the Company has elected to be governed by the Act as so amended or by such succeeding or successor law, as the case may be. The term “Act” shall refer to the Act as so amended or to such succeeding or successor law only after the appropriate election by the Company, if made, has become effective.

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“Additional Member” has the meaning set forth in Section 12.02.
“Adjusted Capital Account Deficit” means with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be:

(a)	reduced for any items described in Treasury Regulation Section 1.704- 1(b)(2)(ii)(d)(4), (5), and (6); and

(b)
increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Admission Date” has the meaning set forth in Section 10.06.
“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Appraisers” has the meaning set forth in Section 15.02.
“Arrangement Agreement” has the meaning set forth in the preamble to this Agreement.
“Assignee” means a Person to whom a Company Interest has been transferred but who has not become a Member pursuant to Article XII.
“Assumed Tax Liability” means, with respect to a Member, an amount equal to the Distribution Tax Rate multiplied by the actual taxable income of the Company, as determined for federal (and to the extent applicable state and local) income tax purposes, allocated to such Member pursuant to Section 5.05 for the applicable tax period to which the Assumed Tax Liability relates as reasonably determined for U.S. federal income tax purposes by the Manager; provided that such Assumed Tax Liability shall be reduced to take into account (i) adjustments to the tax basis of the Company’s property pursuant to Code Sections 732, 734, 743 or similar provisions Code, (ii) 50% of all Deductible Losses arising in a taxable period (or portion thereof) ending before January 1, 2020, and 100% of all Deductible Losses arising in a taxable period (or portion thereof) beginning on or after January 1, 2020, in each case, previously allocated by the Company to any Class B Unitholder in respect of any interest in the Company (including, without limitation, Common Units) in excess of taxable income previously allocated by the Company to such Class B Unitholder in respect of any interest held in the Company (including, without limitation, Common Units) for all taxable periods (or portions thereof), and (iii) any other factor that would reduce the actual tax liabilities of such holder of a Class B Unit that are not otherwise described in this definition of “Assumed Tax Liability”. If a Member is a member of a consolidated group for U.S. federal income tax purposes, then the Assumed Tax Liability with respect to such Member shall be determined in accordance with such Member’s consolidated tax group.
“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.
“Black-Out Period” means any “black-out” or similar period under Pubco’s policies covering trading in Pubco’s securities to which the applicable Redeeming Member is subject, which period restricts the ability of such Redeeming Member to immediately resell shares of Pubco Shares to be delivered to such Redeeming Member in connection with a Share Settlement.

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“Book Value” means, with respect to any Company property, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).
“Breaching Member” has the meaning set forth in Section 13.02(d).
“Business Day” means any day other than a Saturday or a Sunday or a day on which the principal securities exchange on which the Pubco Shares are traded or quoted is closed or banks located in Toronto, Ontario, Canada or New York, New York generally are authorized or required by Law to close.
“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.
“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member contributes (or is deemed to contribute) to the Company pursuant to Article III hereof.
“Certificate” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware in accordance with the Act, as such Certificate may be amended from time to time in accordance with the Act.
“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent.
“Class A Units” has the meaning set forth in Section 3.02.
“Class A Unitholder” means a Member who is the registered holder of Class A Units.
“Class B FMV” means the volume weighted average price for a Pubco Share on the principal securities exchange on which the Pubco Shares are traded or quoted, as reported by Bloomberg, L.P., or its successor, for each of the five (5) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Effective Time, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Pubco Shares. If the Pubco Shares no longer trade on a securities exchange or automated or electronic quotation system, then the Manager shall determine the Class B FMV in good faith.
“Class B Option Consideration” has the meaning set forth in Section 3.02(b).
“Class B Preferred Return Base Amount” means the Class B FMV relating to a Class B Unitholder’s Company Interest in the Company immediately prior to the Effective Time; provided, however, that for these purposes, the Class B FMV shall assume that the Class B Unitholders immediately before the Effective Time converted all of their Units in the Company to Pubco Shares pursuant to the terms of this Agreement (and to the extent that any such Class B Unitholders were previously Class C-1 Unitholders, that such Class C-1 Unitholders converted first to Common Units pursuant to the Prior Operating Agreement and then immediately converted to Pubco Shares).
“Class B Preferred Return Amount” means a preferred return equal to the Secured Overnight Financing Rate as published on the date of the Effective Time multiplied by the Class B Preferred Return Base Amount.
“Class B Unit Redemption Price” means the volume weighted average price for a Pubco Share on the principal securities exchange on which the Pubco Shares are traded or quoted, as reported by Bloomberg, L.P., or its successor, for each of the five (5) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Pubco Shares. If the Pubco Shares no longer trade on a securities exchange or automated or electronic quotation system, then the Manager shall determine the Class B Unit Redemption Price in good faith.

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“Class B Units” has the meaning set forth in Section 3.02.
“Class B Unitholder” means a Member who is the registered holder of Class B Units.
“Class C-1 Units” means the Class C-1 Membership Units as defined in the Prior Operating Agreement, which for the avoidance of doubt shall cease to exist at the Effective Time.
“Class C-1 Unitholder” means a Member who was the registered holder of Class C-1 Units under the Prior Operating Agreement.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Common Unit” means a Unit representing a fractional part of the Company Interests of the Members having the rights and obligations specified with respect to the Common Units in the Prior Operating Agreement (other than Class C-1 Units), which for the avoidance of doubt shall cease to exist at the Effective Time.
“Company” has the meaning set forth in the preamble to this Agreement.
“Company Interest” means the interest of a Member in Profits, Losses and Distributions.
“Confidential Information” has the meaning set forth in Section 16.02.
“Contribution Notice” has the meaning set forth in Section 11.01(b).
“CSE” means the Canadian Securities Exchange, including any governmental body or agency succeeding to the functions thereof.
“Deductible Losses” means taxable losses of the Company that are generally deductible by a taxpayer subject to U.S. federal income taxation, but without regard to such taxpayer’s particular circumstances.
“Direct Exchange” has the meaning set forth in Section 11.03(a).
“Discount” has the meaning set forth in Section 6.06.
“Distributable Cash” shall mean, as of any relevant date on which a determination is being made by the Manager regarding a potential Distribution pursuant to Section 4.01(a), the amount of cash and cash equivalents held by the Company, less such cash reserves as the Manager determines are necessary to pay on a timely basis Company costs and expenses, including operating costs and expenses, taxes, debt service, capital expenditures and other obligations of the Company, taking into account the anticipated revenues of the Company.
“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to Members or any exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units or (b) any other payment made by the Company to a Member that is not properly treated as a “distribution” for purposes of Sections 731, 732, or 733 or other applicable provisions of the Code.
“Distribution Tax Rate” shall mean the actual combined effective federal, state and local tax rate applicable to individuals resident in San Francisco, California, in each case taking into account, without limitation, (a) the character of income allocated on the Class B Units and (b) deductibility of state and local taxes, to the extent actually deductible (including taking into account the impact of the “alternative minimum tax”).
“Effective Time” has the meaning set forth in the preamble to this Agreement.

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“Equity Plan” means any option, stock, unit, stock unit, appreciation right, phantom equity or other incentive equity or equity-based compensation plan or program, in each case, now or hereafter adopted by Pubco.
“Equity Securities” means (a) Units or other equity interests in the Company or any Subsidiary of the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company or any Subsidiary of the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Company or any Subsidiary of the Company, and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company or any Subsidiary of the Company.
“Event of Withdrawal” means the expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for income tax purposes (including (i) a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, (ii) a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or (iii) merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member) but that (b) does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).
“Exchange Act” means the Securities and Exchange Act of 1934, as may be amended from time to time.
“Exchange Election Notice” has the meaning set forth in Section 11.03(b).
“Fair Market Value” means, with respect to any asset, its fair market value determined according to Article XV.
“Fiscal Period” means any interim accounting period within a Taxable Year established by the Company and which is permitted or required by Section 706 of the Code.
“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.
“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.
“Gross Asset Value” means, with respect to any asset of the Company, such asset’s adjusted basis for federal income tax purposes except as follows:
(a)    the initial Gross Asset Value of (i) the assets contributed by each Member to the Company prior to the date hereof is the gross fair market value (as defined in Treasury Regulation section 1.704-1(b)(2)(iv)(h)) of such contributed assets as indicated in the books and records of the Company as of the date hereof; and (ii) any asset hereafter contributed by a Member, other than money, is the gross fair market value (as defined in Treasury Regulation section 1.704-1(b)(2)(iv)(h)) thereof as agreed to by the Manager and the contributing party;
(b)    if the Manager reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Members, the Gross Asset Values of the Company assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Manager, as of the following times:
(i)    a Capital Contribution (other than a de minimis Capital Contribution) to the Company by a new or existing Member as consideration for Units;

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(ii)    the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for the redemption of Units;
(iii)    the liquidation of the Company within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(g);
(iv)    the issuance of any interests in the Company as consideration for the provision of services to or for the benefit of the Company; and
(v)    the issuance by the Company of a non-compensatory option (other than an option for a de minimis membership interest);
(c)    the Gross Asset Values of the Company assets distributed to any Member shall be the gross fair market value (as defined in Treasury Regulations section 1.704-1(b)(2)(iv)(h)) of such assets (taking Code Section 7701(g) into account) as reasonably determined by the Manager as of the date of distribution; and
(d)    the Gross Asset Values of the Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that the Manager reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).
At all times, the Gross Asset Values shall be adjusted by any depreciation taken into account with respect to the Company’s assets for purposes of computing Net Profit and Net Loss. Any adjustment to the Gross Asset Value of Company property shall require an adjustment in the Company’s Capital Accounts, which shall be allocated in accordance with the provisions of this Agreement.
“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board.
“Indemnified Person” has the meaning set forth in Section 7.04(a).
“Indicted/Investigated Member” has the meaning set forth in Section 13.02(b).
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.
“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.
“Law” means all laws, statutes, ordinances, rules and regulations of the United States, any foreign country and each state, commonwealth, city, county, municipality, regulatory body, agency or other political subdivision thereof.
“Losses” means items of Company loss or deduction determined according to Section 5.01(b).
“Manager” has the meaning set forth in Section 6.01(a).
“Member” means, as of any date of determination, (a) each Person named on the Schedule of Members and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units.

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“Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulation Section 1.704-2(d).
“Misrepresenting Member” has the meaning set forth in Section 13.02(d).
“Net Loss” means, with respect to a Fiscal Year, the excess if any, of Losses for such Fiscal Year over Profits for such Fiscal Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).
“Net Profit” means, with respect to a Fiscal Year, the excess if any, of Profits for such Fiscal Year over Losses for such Fiscal Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).
“Officer” has the meaning set forth in Section 6.01(b).
“Other Agreements” has the meaning set forth in Section 10.04.
“Partnership Representative” has the meaning set forth in Section 9.03.
“Percentage Interest” means the fraction, expressed as a percentage, the numerator of which is the sum of such Member’s Class A Units and Class B Units, and the denominator of which is the sum of the total number of Class A Units and Class B Units issued and outstanding at such time.
“Permitted Transfer” has the meaning set forth in Section 10.02.
“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.
“Prior Operating Agreement” has the meaning set forth in the preamble to this Agreement.
“Pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of Units held,” “based upon the percentage of Units held,” “based upon the number of Units outstanding,” and other terms with similar meanings, when used in the context of a number of Units of the Company relative to other Units, means as amongst an individual class of Units, pro rata based upon the number of such Units within such class of Units.
“Profits” means items of Company income and gain determined according to Section 5.01(b).
“Pubco” has the meaning set forth in the preamble to this Agreement, together with its successors and assigns.
“Pubco Shares” means the common shares of Pubco, as authorized in the constating documents of Pubco.
“Quarterly Redemption Date” means, for each quarter beginning with the first full quarter following the Effective Time, the latest to occur of either: (a) the second (2nd) Business Day after the date on which Pubco makes a public news release of its quarterly earnings for the prior quarter, (b) the first (1st) day of each quarter on which directors and executive officers of Pubco are permitted to trade under the applicable policies of Pubco related to trading by directors and executive officers, or (c) such other date as Pubco shall determine in its sole discretion. Pursuant to the Support Agreements, Pubco will deliver notice of the Quarterly Exchange Date to each Member (other than USCo and USCo2) at least seventy-five (75) days prior to each Quarterly Redemption Date.
“Recapitalization” means a recapitalization of the Company, as described in Section 3.03(a) hereof.

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“Redeemed Units” has the meaning set forth in Section 11.01(a)(i).
“Redeemed Units Equivalent” means the product of (a) the Share Settlement and (b) the Class B Unit Redemption Price.
“Redeeming Member” has the meaning set forth in Section 11.01(a)(i).
“Redemption” has the meaning set forth in Section 11.01(a)(i).
“Redemption Date” has the meaning set forth in Section 11.01(a)(i).
“Redemption Notice” has the meaning set forth in Section 11.01(a)(i).
“Redemption Right” has the meaning set forth in Section 11.01(a)(i).
“Regulatory Adverse Member” has the meaning set forth in Section 13.02(d).
“Regulatory Allocations” has the meaning set forth in Section 5.03(f).
“Required Withdrawal” has the meaning set forth in Section 13.02(e).
“Restricted Taxable Year” shall mean any Taxable Year during which the Manager determines the Company does not satisfy the private placement safe harbor of Treasury Regulations Section 1.7704-1(h). Unless the Manager otherwise notifies the Members prior to the commencement of a Taxable Year, each Taxable Year of the Company shall be a Restricted Taxable Year. For the avoidance of doubt, the provisions herein referencing, or otherwise becoming effective during, a Restricted Taxable Year shall be for purposes of avoiding the classification of the Company for U.S. federal income tax purposes as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
“Schedule of Members” has the meaning set forth in Section 3.01(b).
“Secured Overnight Financing Rate” means the Secured Overnight Financing Rate (SOFR) published each Business Day by the Federal Reserve Bank of New York.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.
“Share Settlement” means a number of Pubco Shares equal to the number of Redeemed Units multiplied by 0.5818 (or such other number as adjusted in accordance with Arrangement Agreement). If the Pubco Shares are no longer traded on a securities exchange or automated or electronic quotation system, then the Manager shall determine the Share Settlement in good faith.
“Sponsor Person” has the meaning set forth in Section 7.04(d).
“Subject Member” has the meaning set forth in Section 13.02(a).
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, Managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a

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combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01.
“Support Agreements” means collectively, (i) that certain support agreement by and between Acreage, USCo and the Company dated as of November 14, 2018, as amended from time to time, and (ii) that certain support agreement by and between Acreage and USCo2 dated as of November 14, 2018, as amended from time to time.
“Tax Distribution Date” has the meaning set forth in Section 4.01(b)(i).
“Tax Distributions” has the meaning set forth in Section 4.01(b)(i).
“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as November 14, 2018, which was amended as of June 27, 2019, by and among USCo, the Company, and those certain Members which are party thereto (including pursuant to consent or joinder thereto).
“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.
“Trading Day” means a day on which the principal securities exchange on which the Pubco Shares are traded or quoted is open for the transaction of business (unless such trading shall have been suspended for the entire day).
“Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities or (b) any equity or other interest (legal or beneficial) in any Member if substantially all of the assets of such Member consist solely of Units.
“Treasury Regulations” means the income tax regulations promulgated under the Code and any corresponding provisions of succeeding regulations.
“Unit” means a Company Interest of a Member or a permitted Assignee in the Company representing a fractional part of the Company Interests of all Members and Assignees as may be established by the Manager from time to time in accordance with Section 3.02; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement, and the Company Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties.
“Unitholder” means a Member who is the registered holder of either Class A Units or Class B Units and any Member who is the registered holder of any other class of Units, if any.
“Unvested Corporate Shares” means Pubco Shares issued pursuant to an Equity Plan that are not Vested Corporate Shares.
“USCo” means Acreage Holdings America, Inc., a Nevada corporation.
“USCo Common Shares” means voting common shares of USCo.
“USCo2” means Acreage Holdings WC, Inc., a Nevada corporation.

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“USCo2 Articles” means the Second Amended and Restated Articles of Incorporation of USCo2, dated on or about the Effective Time, as the same may be amended or modified from time to time.
“USCo2 Class A Shares” means class A voting common shares of USCo2.
“USCo2 Class B Shares” means class B non-voting common shares of USCo2.
“Vested Corporate Shares” means Pubco Shares issued pursuant to an Equity Plan that are vested pursuant to the terms thereof or any award or similar agreement relating thereto.
ARTICLE II.
ORGANIZATIONAL MATTERS
Section 2.01    Formation of Company. The Company was formed on April 29, 2014 pursuant to the provisions of the Act.
Section 2.02    Fourth Amended and Restated Limited Liability Company Agreement. The Members and the Manager hereby execute this Agreement, effective as of the Effective Time, for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Act. The Members hereby agree that during the term of the Company set forth in Section 2.06, the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Act. On any matter upon which this Agreement is silent, the Act shall control. No provision of this Agreement shall be in violation of the Act and to the extent any provision of this Agreement is in violation of the Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Act provides that a provision of the Act shall apply “unless otherwise provided in the operating agreement” or words of similar effect, the provisions of this Agreement shall in each instance control.
Section 2.03    Name. The name of the Company shall be “High Street Capital Partners, LLC”, d/b/a Acreage Holdings. The Manager in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members and, to the extent practicable, to all of the holders of any Equity Securities then outstanding. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.
Section 2.04    Purpose. The principal purpose of the Company is to operate in the legal cannabis sector, which includes making and holding investments in equity and debt securities of cannabis related businesses, and operating cultivation, processing and dispensing activities with respect to cannabis products. The Company may engage in any lawful business, purpose or activity for which limited liability companies may be formed under the Act, whether incident to the foregoing purpose or otherwise. The Company shall have all the powers necessary or convenient to effect any purpose for which it was formed, including all powers granted by the Act.
Section 2.05    Principal Office; Registered Agent. The principal office of the Company shall be located at 366 Madison Avenue, 11th Fl., New York, New York 10017, or such other place as the Manager may, in its sole and absolute discretion, from time to time designate. The registered agent for service of process on the Company in the State of Delaware, and the address of such agent, shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Manager may from time to time change the Company’s registered agent in the State of Delaware.
Section 2.06    Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Act and shall continue in existence in perpetuity until termination and dissolution of the Company in accordance with this Agreement and the Act.
Section 2.07    No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section

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2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.
ARTICLE III.
MEMBERS; UNITS; CAPITALIZATION
Section 3.01    Members.
(a)    Each Member was previously admitted as a Member of the Company and, except to the extent such Members contribute their Units to USCo following the Effective Time, shall remain a Member of the Company following the Effective Time.
(b)    The Company shall maintain a schedule setting forth: (i) the name and address of each Member; (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member; (iii) the aggregate amount of cash Capital Contributions that has been made by the Members with respect to their Units; and (iv) the Fair Market Value of any property other than cash contributed by the Members with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) (such schedule, the “Schedule of Members”). Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a Transfer of Units, a redemption or exchange of Units or otherwise), the Manager is authorized to amend and update the Schedule of Members. The Schedule of Members shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. Any reference in this Agreement to the Schedule of Members shall be deemed a reference to the Schedule of Members as amended and as in effect from time to time. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.
(c)    No Member shall be required or, except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to loan any money or property to the Company or borrow any money or property from the Company.
Section 3.02    Units. Interests in the Company shall be represented by Units, or such other Equity Securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. Immediately after the Effective Time, the Units will be comprised of two classes of Units, including Class A Units (the “Class A Units”) and Class B Units (the “Class B Units”). In the event any Member holds Class C-1 Units immediately prior to the Effective Time, such Class C-1 Units shall be deemed to have automatically converted at such time into Common Units pursuant to the Prior Operating Agreement and such Member shall be issued Class B Units in place of such Common Units immediately after the Effective Time. To the extent required pursuant to Section 3.04(a), and except in connection with the issuance of Units pursuant to an acquisition in accordance with Section 3.10, the Manager may create one or more classes or series of common Units or preferred Units solely to the extent they are in the aggregate substantially equivalent to a class of common shares of Pubco or class or series of preferred shares of Pubco.
(a)    Class A Units. In addition to the other rights and obligations of Class A Unitholders hereunder, Class A Units shall entitle the holder of such Class A Units to (i) vote in all matters reserved to the Members by this Agreement or the Act, and (ii) to share in all Distributions from the Company, other than with respect to the Class B Units, as set forth herein.
(b)    Class B Units. Class B Unitholders shall not be entitled to vote in any matters relating to the Company, unless otherwise reserved to the Members by the Act. In addition to the other rights and obligations of Class B Unitholders hereunder, Class B Units shall entitle the holder of such Class B Units to (i) Tax Distributions pursuant to Section 4.01(b), and (ii) a preferred return equal to the Class B Preferred Return Amount. The Class B

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Preferred Return Amount shall not be required to be paid annually but shall accrue and become payable at the earlier of (x) the fifth (5th) anniversary of the Effective Time, or (y) a liquidation of, or a taxable sale of substantially all of the assets of, the Company. Upon the occurrence of an event referenced in clause (y) above, each Class B Unitholder shall also be paid such Class B Unitholder’s Class B Preferred Return Base Amount, in addition to all of the outstanding, accrued and unpaid Class B Preferred Return Amount. On the seventh (7th) anniversary of the Effective Time, each Class B Unitholder may, at its option and in accordance with the notice and other procedural provisions set forth in Section 11.01(a) (the “7 Year Put Option”), sell all (but not less than all) of its Class B Units to the Company for an amount equal to such Class B Unitholder’s Class B Preferred Return Base Amount plus any outstanding and accrued Class B Preferred Return Amount of such Class B Unitholder (the “Class B Option Consideration”) and, upon the exercise of the 7 Year Put Option by any Class B Unitholder, the Company shall purchase all of such holder’s Class B Units for the Class B Option Consideration. Notwithstanding anything herein to the contrary, no Class B Preferred Return Amount shall be due and payable with respect to such Class B Units pursuant this Section 3.02(b) at such time or times specified in this Section 3.02(b) unless such Class B Units remain issued and outstanding at such time or times and no Redemption or Direct Exchange of such Class B Units described in Article XI hereof has occurred.
(c)    Holders of USCo2 Class B Shares. It is hereby understood and acknowledged by the Company and the Members that the holders of USCo2 Class B Shares are express third-party beneficiaries of the 7 Year Put Option, and as such, each holder of USCo2 Class B Shares, pursuant to the terms of the USCo2 Articles, shall have the right to sell all (but not less than all) of such holder’s USCo2 Class B Shares directly to the Company in exchange for such holder’s pro rata portion (calculated on the basis of the holders of USCo2 Class A Shares together with holders of USCo2 Class B Shares) of USCo2’s total Class B Option Consideration.
Section 3.03    Recapitalization; Capital Contributions.
(a)    Recapitalization. As of the Effective Time, the issued and outstanding Units of the Company that in each case were issued and outstanding and held by the Members prior to the execution and effectiveness of this Agreement are hereby canceled and the Class A Units and the Class B Units are hereby issued and outstanding as of the Effective Time (the “Recapitalization”). The outstanding Class A Units and Class B Units after giving effect to the Recapitalization, and the respective holders thereof as of the Effective Time, are reflected on the Schedule of Members. For the avoidance of doubt, only USCo shall be issued Class A Units in the Company; each other Member as of the Effective Time shall be issued Class B Units for such Member’s Units immediately prior to the Effective Time.
(b)    Member Capital Contributions. The Members’ Capital Contributions shall be reflected on the Schedule of Members. For the avoidance of doubt, the Members shall be admitted as Members with respect to all Units they hold from time to time. The parties hereto acknowledge and agree that Capital Contributions made or to be made to the Company by such Members will result in a “reevaluation of partnership property” and corresponding adjustments to Capital Account balances as described in Treasury Regulations section 1.704-1(b)(2)(iv)(f).
Section 3.04    Issuance of Additional Units in Conformance with Support Agreements. The Manager shall be authorized to cause the Company to undertake all actions necessary or required by the Company under the Support Agreements including without limitation any reclassification, consolidation, split, distribution, or recapitalization, with respect to the Units, to maintain the same ratios between the number of outstanding Pubco Shares, the number of outstanding Acreage Shares, the number of outstanding USCo Common Shares plus the number of outstanding USCo2 shares (consisting of USCo2 Class A Common Shares and USCo2 Class B Common Shares), and the number of Units issued and outstanding immediately prior to any such reclassification, consolidation, split, distribution, or recapitalization of shares at USCo, USCo2, Acreage or Pubco.
Section 3.05    Repurchase or Redemption of Pubco Shares or USCo2 Class B Shares.
(a)    If, at any time, any Pubco Shares are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by Pubco for cash, then each of Acreage, USCo and USCo2 shall, immediately prior to such repurchase or redemption of Pubco Shares, redeem a proportionate number of shares of stock of each of Acreage, USCo and USCo2 held by Pubco or Acreage, as applicable, as the total number of shares of

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stock of each of Acreage, USCo and USCo2 held by Pubco or Acreage, as applicable, bears to the total number of shares of stock of Acreage, USCo and USCo2 held by Pubco or Acreage, as applicable, at an aggregate redemption price equal to the aggregate purchase or redemption price of the Pubco Shares being repurchased or redeemed by Pubco (plus any expenses related thereto) and upon such other terms as are the same for the Pubco Shares being repurchased or redeemed by Pubco; provided that, immediately prior to such redemption by USCo of such shares of stock of USCo and by USCo2 of such shares of stock of USCo2, the Manager shall cause the Company to redeem a proportionate number of Units held by each of USCo and USCo2 as the total number of Units held by each of USCo and USCo2 bears to the total number of Units held by USCo and USCo2, at an aggregate redemption price equal to the aggregate purchase or redemption price of the Pubco Shares being repurchased or redeemed by Pubco (plus any expenses related thereto) and upon such other terms as are the same for the Pubco Shares being repurchased or redeemed by Pubco.
(b)    If, at any time, any USCo2 Class B Shares are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by USCo2 (or its designee) for cash, then the Manager shall cause the Company to redeem a number of Units held by USCo2 at an aggregate redemption price equal to the aggregate purchase or redemption price of the USCo2 Class B Shares being repurchased or redeemed by USCo2 (plus any expenses related thereto) and upon such other terms as are the same for the USCo2 Class B Shares being repurchased or redeemed by USCo2.
(c)    Notwithstanding any provision to the contrary in this Agreement, no repurchase or redemption shall be made if such repurchase or redemption would violate any applicable Law.
Section 3.06    Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.
(a)    Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer and any other officer designated by the Manager, representing the number of Units held by such Unitholder. Such certificate shall be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. The Manager agrees that it shall not elect to treat any Unit as a “security” within the meaning of Article 8 of the Uniform Commercial Code of any applicable jurisdiction unless thereafter all Units then outstanding are represented by one or more certificates.
(b)    If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
(c)    Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Manager may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.
Section 3.07    Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

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Section 3.08    No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.
Section 3.09    Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c), the amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.
Section 3.10    Acquisitions. The Manager may cause the Company from time to time to issue Class B Units or other Equity Securities to Persons for the purpose of acquiring additional assets or equity interests in corporations, partnerships, limited liability companies and other entities, on the terms as determined by the Manager in its sole and absolute discretion. The terms of any such acquisition, including price, shall be negotiated and determined by the Manager in its sole and absolute discretion.
Section 3.11    Pubco Equity Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain Pubco from adopting, modifying or terminating an Equity Plan or from issuing Pubco Shares pursuant to any such Equity Plans. Pubco may implement such Equity Plans and any actions taken under such Equity Plans (such as the grant or exercise of options to acquire Pubco Shares, or the issuance of Unvested Corporate Shares), whether taken with respect to or by an employee or other service provider of Pubco, Acreage, USCo, USCo2, the Company or its Subsidiaries, in a manner determined by Pubco in its sole discretion. The Manager may amend this Agreement as necessary or advisable in its sole discretion in connection with the adoption, implementation, modification or termination of an Equity Plan by Pubco. In the event of such an amendment by the Manager, the Company will provide notice of such amendment to the Members. For the avoidance of doubt, the Company shall be expressly authorized to issue Units (i) in accordance with the terms of any such Equity Plan, or (ii) in an amount equal to the number of Pubco Shares issued pursuant to any such Equity Plan, without any further act, approval or vote of any Member or any other Persons.
ARTICLE IV.
DISTRIBUTIONS
Section 4.01    Distributions.
(a)    Distributable Cash; Other Distributions. To the extent permitted by applicable Law and hereunder, Distributions to Class A Unitholders may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts and on such terms (including the payment dates of such Distributions) as the Manager shall determine using such record date as the Manager may designate; such Distributions shall be made to the Class A Unitholders as of the close of business on such record date on a pro rata basis in accordance with each Class A Unitholders Percentage Interest relative to all other Class A Unitholders as of the close of business on such record date; provided, however, that the Manager shall have the obligation to make Distributions as set forth in Sections 3.02(b), 4.01(b) and 14.02 (with the Distributions of Section 4.01(b) taking priority to all other Distributions and the Distributions of Sections 3.02(b) and 14.02 taking priority to Distributions to this Section 4.01(a) for any year in which there is a liquidation of the Company or a sale of substantially all of the Company’s assets, in such fiscal year, or on the fifth (5th) or the seventh (7th) anniversary of the Effective Time); and, provided further, that, notwithstanding any other provision herein to the contrary, no Distributions shall be made to any Member to the extent such Distribution would render the Company insolvent. For purposes of the foregoing sentence, insolvency means either (i) the inability of the Company to pay its debts as they come due in the usual course of business, or (ii) the total assets of the Company being less than the sum of its total liabilities. Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 4.01(a), the Manager shall give notice to each Class A Unitholder of the record date, the amount and the terms of the Distribution and the payment date thereof. In furtherance of the foregoing, it is intended that the Manager shall, to the extent permitted by applicable Law and hereunder, have the right in its sole discretion to make Distributions to the Class A Unitholders pursuant to this Section 4.01(a) in such amounts as shall enable USCo to pay dividends or to meet its obligations, including its obligations pursuant to the Tax Receivable Agreement (to the extent such obligations are not otherwise able to be satisfied as a result of Tax Distributions required to be made pursuant to Section 4.01(b)). Notwithstanding

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anything herein to the contrary, (i) no Distributions shall be made to the Class A Unitholders if such Distributions would render the Company unable to meet its obligations to the Class B Unitholders under Section 3.02 hereof, and (ii) at the Manager’s sole discretion, the Company may make Distributions with respect to the Class B Preferred Return Amount in any Fiscal Year to the Class B Unitholders pro rata to their respective Class B Units.
(b)    Tax Distributions.
(i)    On or about each date that is five (5) Business Days prior to the due date for the U.S. federal income tax return of an individual calendar year taxpayer (without regard to extensions) (a “Tax Distribution Date”), the Company shall, to the extent of Distributable Cash as determined by the Manager in its sole discretion, be required to make a Distribution to each Member of cash in an amount equal to the excess of such Member’s Assumed Tax Liability, if any, for such immediately preceding Fiscal Year over the Distributions previously made to such Member pursuant to this Section 4.01(b) with respect to such Fiscal Year (the “Tax Distributions”). Notwithstanding the foregoing, (i) the Manager may, in its sole discretion exercised in good faith and in lieu of such annual Tax Distributions described in the preceding sentence, make Distributions in cash to each Member on or before such dates on which estimated taxes are required to be paid with respect to a fiscal quarter (the amount of any such Distribution to be calculated by reference to the Assumed Tax Liability of a Member for any such fiscal quarter and reduced by any Distributions previously made to such member during such fiscal quarter); (ii) with respect to the Class B Unitholders the Tax Distributions shall be mandatory in all events unless such Tax Distribution would violate applicable Law, regardless of Distributable Cash, and not subject to the discretion of the Manager or any other person (and to the extent that such Tax Distribution does violate applicable Law, the parties will determine in good faith if there is a commercially reasonable manner to make such Distribution not in violation of applicable Law); and (iii) if on a Tax Distribution Date a person who was previously a Member is no longer a Member (a “Former Member”), Tax Distributions shall be made to such Former Member on the Tax Distribution Date to the extent such Former Member is allocated taxable income by the Company with respect to a prior taxable period (or portion thereof) for which such Former Member has not previously received a Tax Distribution.
(ii)    To the extent a Member otherwise would be entitled to receive less than its Percentage Interest of the aggregate Tax Distributions to be paid pursuant to this Section 4.01(b) on any given date, the Tax Distributions to such Member shall be increased to ensure that all Distributions made pursuant to this Section 4.01(b) are made pro rata in accordance with such Member’s Percentage Interest. If, on a Tax Distribution Date, there are insufficient funds on hand to distribute to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled, Distributions pursuant to this Section 4.01(b) shall be made to the Members only to the extent of available funds in accordance with their Percentage Interests and the Company shall make future Tax Distributions as soon as the Manager determines in its sole discretion that funds have become available sufficient to pay the remaining portion of the Tax Distributions to which such Members are otherwise entitled. For the avoidance of doubt, nothing in this Agreement, including but not limited to this paragraph (ii), shall limit the Class B Unitholder’s annual right to its Tax Distributions in every year, irrespective of Distributable Cash or the discretion of the Manager or any other person but only to the extent such Tax Distributions would not violate applicable Law (and to the extent that such Tax Distribution does violate applicable Law, the parties will determine in good faith if there is a commercially reasonable manner to make such Distribution not in violation of applicable Law).
(iii)    In the event of any audit by, or similar event with, a taxing authority that affects the calculation of any Member’s Assumed Tax Liability for any Taxable Year, or in the event the Company files an amended tax return, each Member’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties). Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant Taxable Years based on such recalculated Assumed Tax Liability shall, to the extent of Distributable Cash available therefor as determined by the Manager in its sole discretion, promptly be distributed to such Members and the successors of such former Members, except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to Section 4.01(a) and this Section 4.01(b) in the relevant Taxable Years sufficient to cover such shortfall. For the

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avoidance of doubt, nothing in this Agreement, including but not limited to this paragraph (iii), shall limit the Class B Unitholder’s annual right to its Tax Distributions in every year, irrespective of Distributable Cash or the discretion of the Manager or any other person but only to the extent such Tax Distributions would not violate applicable Law (and to the extent that such Tax Distribution does violate applicable Law, the parties will determine in good faith if there is a commercially reasonable manner to make such Distribution not in violation of applicable Law). Notwithstanding the foregoing, Distributions pursuant to this Section 4.01(b), if any, shall be made to a Member (or its predecessor in interest) only to the extent all previous Distributions to such Member pursuant to Section 4.01(a) with respect to the Fiscal Year are less than the Distributions such Member (and its predecessor in interest) otherwise would have been entitled to receive with respect to such Fiscal Year pursuant to this Section 4.01(b).
Section 4.02    Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to any Member on account of any Company Interest if such Distribution would violate any applicable Law or the terms of any other agreement to which the Company is a party.
ARTICLE V.
CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS
Section 5.01    Capital Accounts.
(a)    The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulations section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Manager), upon the occurrence of the events specified in Treasury Regulations section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Treasury Regulations section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property.
(b)    For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:
(i)    The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulations section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes.
(ii)    If the Book Value of any Company property is adjusted pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.
(iii)    Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.
(iv)    Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(g).
(v)    To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to

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the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).
(c)    In connection with the Recapitalization, the Capital Accounts of the Unitholders will be revalued pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) to Fair Market Value (but for these purposes, utilizing the meaning of Fair Market Value with respect to the definition of Class B Preferred Return Amount). For the avoidance of doubt, it is the intention of the parties that the aggregate opening Capital Accounts of the Class B Unitholders shall equal the aggregate Class B Preferred Return Base Amount. It is further the intention of the parties that the Class B Unitholders shall not recognize any income or gain in connection with the Recapitalization and the terms of this Agreement shall interpreted consistently with such intent, including making allocations of items of gross income or loss to ensure that no net income or gain is recognized in connection with the Recapitalization, whether with respect to the year of the Recapitalization or thereafter.
Section 5.02    Allocations. Except as otherwise provided in Section 5.03 and Section 5.04, Net Profits and Net Losses for any Fiscal Year or Fiscal Period shall be allocated among the Capital Accounts of the Class A Unitholders pro rata in accordance with their respective Percentage Interests; provided, however, that prior to any allocations of Net Profits an amount of Net Profits equal to the Class B Preferred Amount from the current Fiscal Year and all previous Fiscal Years during which the Class B Preferred Return Amount accrued (but only to the extent Net Profits have not previously been allocated on such Class B Units on account of such accrued Class B Preferred Amount) shall be allocated among the Capital Accounts of the Class B Unitholders, pro rata to their respective number of Class B Units, until the amount of Net Profits allocated to the Class B Unitholders allocated pursuant to this proviso equals the aggregate Class B Preferred Return Amount for the current Fiscal Year and all previous Fiscal Years during which Class B Preferred Return Amount accrued; provided, further, that in no event shall Net Losses for any Fiscal Year be allocated to the Class B Unitholder, except as provided for in Section 5.03(d).
Section 5.03    Regulatory Allocations.
(a)    Losses attributable to partner nonrecourse debt (as defined in Treasury Regulations section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulations section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulations section 1.704-2(i)(4).
(b)    Nonrecourse deductions (as determined according to Treasury Regulations section 1.704-2(b)(1)) for any Taxable Year shall be allocated pro rata among the Class A Unitholder in accordance with their Percentage Interests. Except as otherwise provided in Section 4.03(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Member shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulations section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations section 1.704-2(f), and shall be interpreted in a manner consistent therewith.
(c)    If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 5.03(a) and 5.03(b) but before the application of any other provision of this Article V, then Profits for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.
(d)    If the allocation of Net Losses to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Net Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Class A Unitholders in accordance with their relative Percentage Interests, subject to this Section 5.03(d) and until the

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Capital Account of each Class A Unitholders is zero, and thereafter, to the Class B Unitholders, pro rata to their number of Class B Units.
(e)    Profits and Losses described in Section 5.01(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(j), (k) and (m).
(f)    The allocations set forth in Section 5.03(a) through and including Section 5.03(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profits and Losses (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Fiscal Year or Fiscal Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Members, the Members may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.
Section 5.04    Final Allocations. Notwithstanding any provision to the contrary contained in this Agreement except Section 5.02 and Section 5.03, the Manager shall make appropriate adjustments to allocations of Net Profits and Net Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company among) the Members upon the liquidation of the Company (within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(g)), the transfer of substantially all the Units (whether by sale or exchange or merger) or sale of all or substantially all the assets of the Company, such that, to the maximum extent possible, the Capital Accounts of the Members are proportionate to their Percentage Interests. In each case, such adjustments or allocations shall occur, to the maximum extent possible, in the Fiscal Year of the event requiring such adjustments or allocations.
Section 5.05    Tax Allocations.
(a)    The income, gains, losses, deductions and credits of the Company will be allocated, for U.S. federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.
(b)    Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value using any reasonable method as determined in the sole discretion of the Manager taking into account the principles of Treasury Regulations section 1.704-3(b), provided, however, that the Class B Unitholders shall not be allocated any amount of taxable income or gain in excess of the accrued Class B Preferred Return Amount, pursuant to the proviso of Section 5.02.
(c)    If the Book Value of any Company asset is adjusted pursuant to Section 5.01(b), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in

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the same manner as under Code Section 704(c) using any reasonable method as determined in the sole discretion of the Manager taking into account the principles of Treasury Regulations section 1.704-3(b), provided, however, that the Class B Unitholders shall not be allocated any amount of taxable income or gain in excess of the accrued Class B Preferred Return Amount, pursuant to the proviso of Section 5.02.
(d)    Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Class A Unitholders pro rata as determined by the Manager taking into account the principles of Treasury Regulations section 1.704-1(b)(4)(ii).
(e)    For purposes of determining a Member’s pro rata share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulations section 1.752-3(a)(3), each Member’s interest in income and gain shall be in proportion to the Units held by such Member, provided, however, that the “excess nonrecourse liabilities” shall be allocated among the Class A Unitholders, except to the extent that an allocation of “excess nonrecourse liabilities” from a Class B Unitholder (prior to the Recapitalization) to Class A Unitholder (after the Recapitalization) results in the recognition of any income or gain for any Class B Unitholders, the Manager is authorized to allocate the “excess nonrecourse liabilities” using any method permitted under the applicable Treasury Regulations to minimize and eliminate the gain or income recognition by any Class B Unitholder.
(f)    Allocations pursuant to this Section 5.04 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement.
Section 5.06    Indemnification and Reimbursement for Payments on Behalf of a Member. To the extent not otherwise addressed in Section 9.04, if the Company is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Member or a Member’s status as such (including U.S. federal withholding or other taxes, partnership adjustments (as defined in Code Section 6241(2) including any “imputed underpayments” (as determined in accordance with Code Section 6225(c)(3), (4) and (5)), state personal property taxes and state unincorporated business taxes, but excluding payments such as professional association fees and the like made voluntarily by the Company on behalf of any Member based upon such Member’s status as an employee of the Company), then such Person shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Manager may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 5.06. A Member’s obligation to make contributions to the Company under this Section 5.06 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 5.06, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.06, including instituting a lawsuit to collect such contribution with interest calculated at a rate per annum equal to the sum of the Base Rate plus 300 basis points (but not in excess of the highest rate per annum permitted by Law). Each Member hereby agrees to furnish to the Company such information and forms as required or reasonably requested in order to comply with any laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Member is legally entitled. Notwithstanding anything herein to the contrary (and for avoidance of doubt, not limiting any rights of the Class B Unitholders under this Agreement), to the extent any Class B Unitholder is actually obligated to pay any such additional taxes pursuant to this Section 5.06 (except taxes (including penalties and interest) directly or indirectly attributable to such Class B Unitholder’s failure to comply with (i) the provisions of this Agreement and/or (ii) any applicable Law), such Class B Unitholder shall be entitled to a Tax Distribution pursuant to Section 4.01(b) with respect to any income or gain allocated to it pursuant to any audit or other determination.
ARTICLE VI.
MANAGEMENT
Section 6.01    Authority of the Manager.

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(a)    Except for situations in which the approval of any Member(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Manager of the Company (the “Manager”) and (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company. USCo shall serve as the Manager of the Company. The Manager shall be the “Manager” of the Company for the purposes of the Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Act with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 6.04.
(b)    The day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions in this Agreement (including in Section 6.07 below), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall include, but not be limited to, such duties as the Manager may, from time to time, delegate to them and the carrying out of the Company’s business and affairs on a day-to-day basis. The existing Officers of the Company as of the Effective Time shall remain in their respective positions and shall be deemed to have been appointed by the Manager. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also perform one or more roles as an officer of the Manager.
(c)    The Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity.
Section 6.02    Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.07.
Section 6.03    Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members, and the acceptance of the resignation shall not be necessary to make it effective. The Members have no right under this Agreement to remove or replace the Manager.
Section 6.04    Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by USCo (or, if USCo has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of USCo immediately prior to such cessation). The Members have no right under this Agreement to fill any vacancy in the position of Manager.
Section 6.05    Transactions between the Company and the Manager. The Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager, provided such contracts and dealings are on terms comparable to and competitive with those available to the Company from others dealing with the Company at arm’s-length or are approved by the Members.
Section 6.06    Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of the Company including, without limitation, fees incurred in connection with transfer agent services provided to Acreage, USCo, USCo2 and the Company. In the event that Pubco Shares are sold to underwriters in any subsequent public offering at a price per share that is lower than the price per share for which such Pubco Shares are sold to the public in such subsequent public offering after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”), (i) Pubco shall be deemed

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to have contributed to Acreage in proportion to the number that the Acreage Shares held by Pubco bears to the total number of Acreage Shares held by Pubco, in exchange for newly issued Acreage Shares the full amount for which such Pubco Shares were sold to the public, (ii) the Manager and USCo2, together, shall be deemed to have contributed to the Company in exchange for newly issued Class A Units and Class B Units, respectively, the full amount for which such Pubco Shares were sold to the public, and (iii) the Company shall be deemed to have paid the Discount as an expense. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as Distributions for purposes of computing the Members’ Capital Accounts.
Section 6.07    Delegation of Authority. The Manager (a) may, from time to time, delegate to one or more Persons such authority and duties as the Manager may deem advisable, and (b) may assign titles (including chief executive officer, president, chief financial officer, chief operating officer, chief strategy officer, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons as the same may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement.
Section 6.08    Limitation of Liability of Manager.
(a)    Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Manager nor any of the Manager’s Affiliates shall be liable to the Company or to any Member that is not the Manager for any act or omission performed or omitted by the Manager in its capacity as the sole Manager of the Company pursuant to authority granted to the Manager by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s fraud, intentional misconduct or knowing violation of Law or for any present or future breaches of any representations, warranties or covenants by the Manager or its Affiliates contained herein or in the other agreements with the Company, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected. The Manager may exercise any of the powers granted to it by this Agreement and shall perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Profits or Losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions to Members might properly be paid) of the following other Persons or groups: one or more Officers or employees of the Company or the Manager; any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company or the Manager; or any other Person who has been selected with reasonable care by or on behalf of the Company, or the Manager, in each case as to matters which the Manager reasonably believes to be within such other Person’s competence, and any act of or failure to act by the Manager in good faith reliance on such advice shall in no event subject the Manager to liability to the Company or any Member that is not the Manager.
(b)    Whenever this Agreement or any other agreement contemplated herein provides that the Manager shall act in a manner which is, or provide terms which are, “fair and reasonable” to the Company or any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable IFRS.
(c)    Whenever in this Agreement or any other agreement contemplated herein, the Manager is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Manager shall be entitled to consider

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such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or other Members.
(d)    Whenever in this Agreement the Manager is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Manager shall act under such express standard and, to the extent permitted by applicable Law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the Manager acts in good faith or such other express standard permitted or required hereunder, the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Manager or any of the Manager’s Affiliates.
Section 6.09    Investment Company Act. The Manager shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.
Section 6.10    Outside Activities of the Manager. The Manager shall not, directly or indirectly, enter into or conduct any business or operations, other than in connection with (a) the ownership, acquisition and disposition of Common Units, (b) the management of the business and affairs of the Company and its Subsidiaries, (c) financing or refinancing of any type related to the Company, its Subsidiaries or their assets or activities, and (d) such activities as are incidental to the foregoing; provided, however, that the Manager may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries so long as the Manager takes commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or its Subsidiaries, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, the Members shall negotiate in good faith to amend this Agreement to reflect such activities and the direct ownership of assets by the Manager. Nothing contained herein shall be deemed to prohibit the Manager from executing any guarantee of indebtedness of the Company or its Subsidiaries.
ARTICLE VII.
RIGHTS AND OBLIGATIONS OF MEMBERS
Section 7.01    Limitation of Liability and Duties of Members.
(a)    Except as provided in this Agreement or in the Act, no Member (including the Manager) shall be obligated personally for any debt, obligation or liability solely by reason of being a Member. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.
(b)    In accordance with the Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Article IV shall be deemed a return of money or other property paid or distributed in violation of the Act. To the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.
(c)    Notwithstanding any other provision of this Agreement (subject to Section 6.08 with respect to the Manager), to the extent that, at law or in equity, any Member (or any Member’s Affiliate or any Manager, Manager, general partner, director, officer, employee, agent, fiduciary or trustee of any Member or of any Affiliate of a Member) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Company Interest or to any other Person bound by this

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Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties or standards expressly set forth herein, if any. The elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement.
Section 7.02    Lack of Authority. No Member, other than the Manager or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on them by Law and this Agreement.
Section 7.03    No Right of Partition. No Member, other than the Manager, shall have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company.
Section 7.04    Indemnification.
(a)    Subject to Section 5.06, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member or is or was serving at the request of the Company as the Manager, an Officer, an employee or another agent of the Company or is or was serving at the request of the Company as a Manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise; provided, however, that no Indemnified Person shall be indemnified for actions against the Company, the Manager or Managers, or any other Members or which are not made in good faith and not or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding other than by or in the right of the Company, had reasonable cause to believe the conduct was unlawful, or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in the other agreements with the Company. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified by the Company.
(b)    The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise.
(c)    The Company shall maintain directors’ and officers’ liability insurance, or make other financial arrangements, at its expense, to protect any Indemnified Person (and the investment funds, if any, they represent) against any expense, liability or loss described in Section 7.04(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined in good faith by the Manager.
(d)    Notwithstanding anything contained herein to the contrary (including in this Section 7.04), the Company agrees that any indemnification and advancement of expenses available to any current or former Indemnified Person from any investment fund that is an Affiliate of the Company who served as a director of

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the Company or as a Member of the Company by virtue of such Person’s service as a member, director, partner or employee of any such fund prior to or following the Effective Time (any such Person, a “Sponsor Person”) shall be secondary to the indemnification and advancement of expenses to be provided by the Company pursuant to this Section 7.04 which shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company and the Company (i) shall be the primary indemnitor of first resort for such Sponsor Person pursuant to this Section 7.04 and (ii) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Sponsor Person which are addressed by this Section 7.04.
(e)    If this Section 7.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.
Section 7.05    Members Right to Act. For matters that require the approval of the Members, the Members shall act through meetings and written consents as described in paragraphs (a) and (b) below:
(a)    Except as otherwise expressly provided by this Agreement or the Act, acts by the Members holding a majority of the Class A Units, voting together as a single class, shall be the acts of the Members. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another person or persons to act for it by proxy. An electronic mail or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 7.05(a). No proxy shall be voted or acted upon after eleven months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.
(b)    The actions by the Members permitted hereunder may be taken at a meeting called by the Manager or by the Members holding a majority of the Units entitled to vote on such matter on at least 48 hours’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent, so long as such consent is signed by Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken, which shall state the purpose or purposes for which such consent is required and may be delivered via email, without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing; provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such written consent. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

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ARTICLE VIII.
BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS
Section 8.01    Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 8.03 or pursuant to applicable Law and IFRS. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Articles III and IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.
Section 8.02    Fiscal Year. The “Fiscal Year” of the Company shall begin on the first (1st) day of January and end on the last day of December each year or such other date as may be established by the Manager.
Section 8.03    Reports. The Company shall deliver or cause to be delivered, within one hundred eighty (180) days after the end of each Fiscal Year or as soon as practicable thereafter, to each Person who was a Member at any time during such Fiscal Year, all information reasonably necessary for the preparation of such Person’s United States federal and applicable state income tax returns.
ARTICLE IX.
TAX MATTERS
Section 9.01    Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. No later than the later of (i) one hundred eighty (180) days following the end of the prior Fiscal Year or as soon as practicable thereafter, and (ii) thirty (30) Business Days after the issuance of the final financial statement report for a Fiscal Year by the Company’s auditors, or as soon as practical thereafter, the Company shall send to each Person who was a Member at any time during such Fiscal Year, a statement showing such Member’s final state tax apportionment information and allocations to the Members of taxable income, gains, losses, deductions and credits for such Fiscal Year and a completed IRS Schedule K-1. Each Member shall notify the other Members and the Manager upon receipt of any notice of tax examination of the Company by federal, state or local authorities. Subject to the terms and conditions of this Agreement, in its capacity as Partnership Representative, USCo shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including the use of any permissible method under Section 706 of the Code for purposes of determining the varying Company Interests of its Members, provided, however, at the written request of any Class B Unitholder, the Company shall use the interim closing of the books method with respect to such Class B Unitholder’s allocation of taxable income, gain, loss or deduction with respect to its transferred Class B Units, but only to the extent the use of such method would not have a material and disproportionately adverse impact on any other Member or otherwise cause the Company to incur material, unreimbursed costs relative to another available method.
Section 9.02    Tax Elections. Unless otherwise determined by the Manager in its sole discretion, the Taxable Year shall be the Fiscal Year set forth in Section 8.02. The Company and any eligible Subsidiary shall make an election pursuant to Section 754 of the Code, and shall not thereafter revoke such election. Each Member will upon request supply any information reasonably necessary to give proper effect to any such elections. Neither the Company, nor any Member, nor the Manager may take any action that would cause the Company (or successor in interest to the Company) to be taxed as other than a “partnership” for federal (and if applicable state and local) income tax purposes, including but not limited to by filing an IRS Form 8832, Entity Classification Election.
Section 9.03    Tax Controversies. Pursuant to the Revised Partnership Audit Provisions, USCo shall be designated and may, on behalf of the Company, at any time, and without further notice to or consent from any Member, act as the “partnership representative” of the Company (within the meaning given to such term in Section 6223 of the Code) (the “Partnership Representative”) for purposes of the Code. The Partnership Representative shall designate an individual satisfying the requirements of Proposed Treasury Regulations

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Section 301.6223-1(b)(2) and Proposed Treasury Regulations Section 301.6223-1(b)(4), as each may be amended or re-designated upon finalization, to serve as the sole individual through which it will act in its capacity as the Partnership Representative. The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Partnership Representative and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Partnership Representative shall keep all Members fully advised on a current basis of any contacts by or discussions with the tax authorities. Nothing herein shall diminish, limit or restrict the rights of any Member under the Revised Partnership Audit Provisions.
Section 9.04    Withholding.
(a)    To the extent the Company is required by applicable Laws or any tax treaty to withhold or to otherwise make tax payments on behalf of or with respect to any Member or affiliate of such Member, the Company shall withhold and make such tax payments as so required.  To the extent that any Distributions that would otherwise be made to such Member at or about the time when the Company will make such tax payment equal or exceed the amount of such tax payments, the amount of such tax payments shall constitute an advance by the Company to such Member and shall be repaid to the Company by reducing the amount of the current Distributions that would otherwise have been made to such Member.  To the extent that such tax payments exceed the Distributions that would otherwise be made to such Member at or about the time when the Company will make the tax payments, such Member shall make a Capital Contribution equal to the difference between the amount of the tax payment and the amount of such Member’s Distribution at such time and the difference shall be deemed a “cash call” with respect to such Member.  If such Member fails to pay such “cash call” within the later of five (5) days prior to the date that such tax payment by the Company will be made or fifteen (15) days from notice from the Company that a tax payment will be made on behalf of such Member, in order to permit the Company to make the relevant tax payment, any other Member may elect to make a Capital Contribution equal to the “cash call” that the owing Member failed to make or to reduce the Distributions that would otherwise be made to such other Member at or about the time when the Company will make the tax payment in a similar amount.
(b)    If such other Member, by reason of such a payment (or deemed payment) on behalf of an owing Member made pursuant to Section 9.04(a), is required by applicable Laws or any tax treaty to withhold or to make tax payments on behalf of or with respect to the owing Member, any such tax payments by such other Member shall be treated for purposes of this Agreement only as if such tax payments had been Capital Contributions and had been tax payments made by the Company pursuant to Section 9.04(a).
(c)    In the event any Member transfers or otherwise disposes of an interest in the Company and otherwise fails to deliver an IRS Form W-9 or another validly executed and timely provided certificate as provided in Code Section 1446(f) or Treasury Regulations to be promulgated thereunder, such Person shall either: (i) deliver to the Company, not less than three (3) Business Days prior to the effective time of any transfer or other disposition, cash constituting 10% of the total consideration price to be received by such Person pursuant to such transfer or other disposition; or (ii) deliver to the Company, not less than three (3) Business Days prior to the effective time of any transfer or other disposition, adequate security with a fair market value equal to, or exceeding, 10% of the total consideration price to be received by such Person pursuant to such transfer or other disposition, which cash or security may be used by the Company to satisfy any withholding taxes applicable to such transfer or other disposition in accordance with applicable Law.
ARTICLE X.
RESTRICTIONS ON TRANSFER OF UNITS
Section 10.01    Transfers by Members. No holder of Units may Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Section 10.02 or (b) approved in writing by the Manager. Notwithstanding the foregoing, “Transfer” shall not include an event that terminates the existence of a Member

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for income tax purposes (including a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, termination of a partnership pursuant to Code Section 708(b)(1), a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).
Section 10.02    Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any Transfer (each, a “Permitted Transfer”) pursuant to (i)(A) a Redemption or Exchange in accordance with Article XI hereof or (B) a Transfer by a Member to Pubco or any of its Subsidiaries including Acreage, USCo and USCo2; (ii) a Transfer by any Member to such Member’s spouse, any lineal ascendants or descendants or trusts or other entities in which such Member or Member’s spouse, lineal ascendants or descendants hold (and continue to hold while such trusts or other entities hold Units) 50% or more of such entity’s beneficial interests; (iii) the laws of descent and distribution and (iv) a Transfer to a partner, shareholder, unitholder, member or Affiliated investment fund of such Member; provided, however, that (A) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units, and (B) in the case of the foregoing clauses (ii), (iii) and (iv), the transferees of the Units so Transferred shall agree in writing to be bound by the provisions of this Agreement and, the transferor will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of the proposed transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).
Section 10.03    Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE FOURTH AMENDED AND RESTATED OPERATING AGREEMENT OF HIGH STREET CAPITAL PARTNERS, LLC, D/B/A ACREAGE HOLDINGS, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND HIGH STREET CAPITAL PARTNERS, LLC, D/B/A ACREAGE HOLDINGS RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY HIGH STREET CAPITAL PARTNERS, LLC, D/B/A ACREAGE HOLDINGS TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.
Section 10.04    Transfer. Prior to Transferring any Units, the Transferring holder of Units shall cause the prospective transferee to be bound by this Agreement as provided in Section 10.02 and any other agreements executed by the holders of Units and relating to such Units in the aggregate (collectively, the “Other Agreements”), and shall cause the prospective transferee to execute and deliver to the Company and the other holders of Units counterparts of this Agreement and any applicable Other Agreements. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement (including any prohibited indirect Transfers) shall be void, and in the event of any such Transfer or attempted Transfer, the Company shall not record such Transfer on its books or treat any purported transferee of such Units as the owner of such securities for any purpose.

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Section 10.05    Assignee’s Rights.
(a)    The Transfer of a Company Interest in accordance with this Agreement shall be effective as of the date of its assignment (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Profits, Losses and other Company items shall be allocated between the transferor and the Assignee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.
(b)    Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of the Assignee’s Company Interest (including the obligation to make Capital Contributions on account of such Company Interest).
Section 10.06    Assignor’s Rights and Obligations. Any Member who shall Transfer any Company Interest in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units or other interest (it being understood, however, that the applicable provisions of Sections 6.08 and 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the “Admission Date”), such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, and the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units or other interest in the Company from any liability of such Member to the Company with respect to such Company Interest that may exist on the Admission Date or that is otherwise specified in the Act and incorporated into this Agreement or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company.
Section 10.07    Overriding Provisions.
(a)    Any Transfer in violation of this Article X shall be null and void ab initio, and the provisions of Sections 10.05 and 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Article X shall not become a Member, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member of the Company. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members to reflect any Permitted Transfer pursuant to this Article X.
(b)    Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and Article XI and Article XII), in no event shall any Member Transfer any Units to the extent such Transfer could, in the reasonable determination of the Manager:
(i)    result in a violation of the Securities Act, or any other applicable federal, state or foreign Laws;
(ii)    cause an assignment under the Investment Company Act;

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(iii)    be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any indebtedness under, any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Company or the Manager is a party; provided that the payee or creditor to whom the Company or the Manager owes such obligation is not an Affiliate of the Company or the Manager;
(iv)    cause the Company to lose its status as a partnership for federal income tax purposes or, without limiting the generality of the foregoing, such Transfer was effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Section 1.7704-1 of the Treasury Regulations;
(v)    be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of minors);
(vi)    cause the Company or any Member or the Manager to be treated as a fiduciary under the Employee Retirement Income Security Act of 1974, as amended;
(vii)    cause the Company (as determined by the Manager in its sole discretion) to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or successor provision of the Code; or
(viii)    result in the Company having more than one hundred (100) “partners”, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)) in any Taxable Year that is not a Restricted Taxable Year.
ARTICLE XI.
REDEMPTION AND EXCHANGE RIGHTS; COMPANY OR USCO OPTION
Section 11.01    Redemption Right of a Member.
(a)    Redemption Notice.
(i)    Subject to the provisions set forth in this Section 11.01, each Class B Unitholder (other than USCo2) shall be entitled (the “Redemption Right”) to cause the Company to redeem its Class B Units at any time after the Effective Time, unless such Class B Unitholder has entered into a contractual lock-up agreement in connection with the Arrangement Agreement or otherwise and relating to the shares of Pubco that may be applicable to such Class B Unitholder, and then beginning on the date such lock-up agreement has been waived or terminated as it applies to such Class B Unitholder (the “Redemption”). A Class B Unitholder desiring to exercise its Redemption Right (the “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to the Manager, to Acreage and to Pubco. The Redemption Notice shall specify the number of Class B Units (the “Redeemed Units”), that the Redeeming Member intends to have the Company redeem and a date (unless and to the extent that the Manager in its sole discretion agrees in writing to waive such time periods) on which exercise of the Redemption Right shall be completed, which complies with the requirements set forth in Section 11.01(a)(ii) (the “Redemption Date”); provided that (x) if the Redemption Date occurs in a Restricted Taxable Year, the Redemption Date must be a date that satisfies the conditions of Section 11.01(a)(ii), and (y) the Company, the Manager and the Redeeming Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them. Unless the Redeeming Member has revoked or delayed a Redemption as provided in Section 11.01(c), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (A) the Redeeming Member shall transfer and surrender the Redeemed Units to the Company, free and clear of all liens and encumbrances, and (B) the Company shall transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 11.01(b), provided that, if such Units are certificated, the Company shall issue to the Redeeming

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Member a certificate for a number of Class B Units equal to the difference (if any) between the number of Class B Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (B) of this Section 11.01(a)(i) and the Redeemed Units.
(ii)    Any Redemption Date that occurs in a Restricted Taxable Year must be a Quarterly Redemption Date not less than sixty (60) days after delivery of the applicable Redemption Notice. Any Redemption Date that occurs in a year that is not a Restricted Taxable Year must be not less than seven (7) Business Days nor more than ten (10) Business Days after delivery of the applicable Redemption Notice.
(b)    In exercising its Redemption Right, a Redeeming Member shall be entitled to receive the Share Settlement or the Cash Settlement; provided that the Manager shall have the option as provided in Section 11.02 and subject to Section 11.01(d) to select whether the redemption payment is made by means of a Share Settlement or a Cash Settlement. Within three (3) Business Days of delivery of the Redemption Notice, the Manager shall give written notice (the “Contribution Notice”) to the Company (with a copy to the Redeeming Member) of its intended settlement method; provided that if the Manager does not timely deliver a Contribution Notice, the Manager shall be deemed to have elected the Share Settlement method.
(c)    In the event the Manager elects a Share Settlement in connection with a Redemption, a Redeeming Member shall be entitled to receive the Share Settlement. A Redeeming Member shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists: (i) any registration statement pursuant to which the resale of the Pubco Shares to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the CSE or any other Governmental Entity having jurisdiction over the Pubco Shares or no such resale registration statement has yet become effective; (ii) if the Redemption is conditional on the resulting Pubco Shares being qualified for distribution under a prospectus on terms which Pubco has agreed to and Pubco shall have failed to cause such a prospectus to be filed and receipted by the applicable securities regulatory authorities in accordance with the conditions to the Redemption; (iii) Pubco shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its Pubco Shares registered at or immediately following the consummation of the Redemption; (iv) Pubco shall have disclosed to such Redeeming Member any material non-public information concerning Pubco, the receipt of which could reasonably be determined to result in such Redeeming Member being prohibited or restricted from selling Pubco Shares at or immediately following the Redemption without disclosure of such information (and Pubco does not permit disclosure); (v) any stop order or cease trade order relating to the Pubco Shares shall have been issued by the CSE or any other applicable exchange or an applicable securities regulatory authority; (vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Pubco Shares are then traded; (vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption; or (viii) the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period; provided further, that in no event shall the Redeeming Member seeking to revoke its Redemption Notice or delay the consummation of such Redemption and relying on any of the matters contemplated in clauses (i) through (viii) above have controlled or intentionally materially influenced any facts, circumstances, or Persons in connection therewith (except in the good faith performance of his or her duties as an officer or director of Pubco) in order to provide such Redeeming Member with a basis for such delay or revocation. If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 11.01(c), the Redemption Date shall occur on the fifth (5th) Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier day as the Manager, Pubco, the Company and such Redeeming Member may agree in writing)
(d)    The number of Pubco Shares or the Redeemed Units Equivalent that a Redeeming Member is entitled to receive under Section 11.01(b) (through a Share Settlement or Cash Settlement, as applicable) shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Pubco Shares; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units but prior to payment of such Distribution, the Redeeming Member shall be entitled to receive such Distribution with respect to the Redeemed Units on the date that it is

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made notwithstanding that the Redeeming Member transferred and surrendered the Redeemed Units to the Company prior to such date.
(e)    In the event of a reclassification or other similar transaction as a result of which the shares of Pubco Shares are converted into another security, then in exercising its Redemption Right a Redeeming Member shall be entitled to receive the amount of such security that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date (or effective date in the event that there is no associated record date) of such reclassification or other similar transaction.
(f)    Notwithstanding anything to the contrary contained herein, each of the Company, the Manager and Pubco shall not be obligated to effectuate a Redemption if such Redemption (in the sole discretion of the Manager) could: (i) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant Section 7704 of the Code or successor provisions of the Code; or (ii) cause Pubco to lose its status as a “foreign private issuer” within the meaning of Rule 405 of Regulation C under the Securities Act.
Section 11.02    Election of USCo and Redemption of Redeemed Units. In connection with the exercise of a Redeeming Member’s Redemption Right under Section 11.01(a), USCo shall contribute to the Company the consideration the Redeeming Member is entitled to receive under Section 11.01(b). USCo, at its option, shall determine whether to contribute, pursuant to Section 11.01(b), the Share Settlement or the Cash Settlement. Unless the Redeeming Member has revoked or delayed a Redemption as provided in Section 11.01(c), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) USCo shall make its Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement) required under this Section 11.02, and (ii) the Company shall issue to USCo a number of Class A Units equal to the number of Redeemed Units surrendered by the Redeeming Member. Notwithstanding any other provisions of this Agreement to the contrary, in the event that USCo elects a Cash Settlement, USCo shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the net proceeds from the sale by Pubco of a number of shares of Pubco Shares equal to the number of Redeemed Units to be redeemed with such Cash Settlement provided that USCo’s Capital Account shall be increased by an amount equal to any Discount relating to such sale of shares of Pubco Shares in accordance with Section 6.06. The timely revocation of a Redemption as provided in Section 11.01(c) shall terminate all of the Company’s and USCo’s rights and obligations under this Section 11.02 arising from the Redemption Notice.
Section 11.03    Exchange Right of USCo.
(a)    Notwithstanding anything to the contrary in this Article XI, USCo may, in its sole and absolute discretion, elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and such consideration between the Redeeming Member and USCo (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 11.03, USCo shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Redeemed Units.
(b)    USCo may, at any time prior to a Redemption Date, deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange; provided that such election does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by USCo at any time; provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all the Redeemed Units that would have otherwise been subject to a Redemption. Except as otherwise provided by this Section 11.03, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if USCo had not delivered an Exchange Election Notice.

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(c)    Notwithstanding the foregoing, USCo may, in its sole and absolute discretion, assign to Pubco (or any one of its Affiliates) its rights and obligations under this Section 11.03 to consummate a Direct Exchange with the Redeeming Member.
Section 11.04    Effect of Exercise of Redemption or Exchange Right. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange and all governance or other rights set forth herein shall be exercised by the remaining Members and the Redeeming Member (to the extent of such Redeeming Member’s remaining interest in the Company). No Redemption or Direct Exchange shall relieve such Redeeming Member of any prior breach of this Agreement.
Section 11.05    Tax Treatment. Unless otherwise required by applicable Law, the parties hereto acknowledge and agree a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange between USCo or Pubco, as applicable, and the Redeeming Member for U.S. federal and applicable state and local income tax purposes.
Section 11.06    Company or USCo Option. On the third (3rd) anniversary of the Effective Time, the Company or USCo shall have an option, exercisable by written notice to each of the Class B Unitholders, to acquire all but not less than all of the outstanding Class B Units (other than those held by USCo2) for the Share Settlement and, upon the exercise of such option, the Company or USCo, as applicable, shall complete the exchange of such Class B Units for the Share Settlement as if each Class B Unitholder had exercised its Redemption Right pursuant to Section 11.01.
ARTICLE XII.
ADMISSION OF MEMBERS
Section 12.01    Substituted Members. Subject to the provisions of Article X hereof, in connection with the Permitted Transfer of a Company Interest hereunder, the transferee shall become a substituted Member (“Substituted Member”) on the effective date of such Permitted Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company.
Section 12.02    Additional Members. Subject to the provisions of Article X hereof, any Person that is not an Original Member may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) counterparts of this Agreement and any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Manager may deem appropriate in its reasonable discretion). Such admission shall become effective on the date on which the Manager determines in its reasonable discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.
ARTICLE XIII.
WITHDRAWAL AND RESIGNATION; MEMBERS’ REPRESENTATIONS; TERMINATION OF RIGHTS
Section 13.01    Withdrawal and Resignation of Members. No Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to Article XIV, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XIV, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member.
Section 13.02    Required Withdrawals.

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(a)    Any Member (“Subject Member”) may, in the sole discretion of the Manager, be required to fully withdraw from the Company and sell all of such Subject Member’s Units to the Company if: (i) the Subject Member or an Affiliate of such Member has been convicted of a misdemeanor involving fraud, deceit or embezzlement or any felony by a court of competent jurisdiction, with respect to which conviction any further right of the Subject Member or Affiliate of such Member to appeal shall have been exhausted or expired, or (ii) the Subject Member or an Affiliate of such Member has been convicted by a court of competent jurisdiction of violating securities laws or commodities trading laws, with respect to which conviction any further right of the Subject Member or Affiliate of such Member to appeal shall have been exhausted or expired, or (iii) the Securities and Exchange Commission, Financial Industry Regulatory Authority Inc., Commodities Futures Trading Commission, National Futures Association or any other regulatory or administrative agency which oversees or regulates investment activities determines that the Subject Member or an Affiliate of such Member has violated a rule or regulation of such commission, association or agency, with respect to which conviction any further right of the Subject Member or Affiliate of such Member to appeal shall have been exhausted or expired.
(b)    Without limiting Section 13.02(a), in the event that any Member (“Indicted/Investigated Member”) or an Affiliate of such Member has been indicted for any of the offenses or violations listed in clauses (i) or (ii) of Section 13.02(a), or is subject to an investigation by a regulatory agency of the type listed in clause (iii) of Section 13.02(a) regarding violation of a rule or regulation: (x) such Indicted/Investigated Member will be required to withdraw from the Company and sell all of such Member’s Units to the Company, if so requested to withdraw by the determination of the Manager in its sole discretion, or (y) the Manager may propose such other sanction or arrangement, to be agreed upon by the Indicted/Investigated Member or Affiliate of such Member, regarding the relationship between the Company and the Indicted/Investigated Member or Affiliate of such Member.
(c)    Members’ Representations.
(i)    Each Member represents, warrants and covenants that (which representation, warranty and covenant shall be in addition to and not in lieu of any other representation, warranty and covenant given by such Member to the Company in any other agreement between such Member and the Company):
1.    such Member has all requisite power and authority to enter into this Agreement and perform such Member’s obligations hereunder;
2.    (A) this Agreement has been duly and validly executed and delivered by such Member and is enforceable against it, in accordance with its terms, and (B) the performance of such Member’s obligations hereunder shall not conflict or result in the violation of, any agreement, lease, instrument, license, permit or other authorization applicable to such Member;
3.    such Member acknowledges that its Units are subject to transfer restrictions and consents that stop transfer instructions in respect of the Units may be issued to any transfer agent, transfer clerk or other agent at any time acting for the Company;
4.    such Member acknowledges that purchase of the Units may involve tax consequences. The Member confirms that he or she is not relying on any statements or representations of the Company or any of its agents or legal counsel with respect to the tax and other economic considerations of an investment in the Interests and acknowledges that the Member must retain his or her own professional advisors to evaluate the federal, state and local tax and other economic considerations of an investment in the Interests. The Member also acknowledges that he or she is solely responsible for any of his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement;
5.    such Member acknowledges that the Company will review the representations, warranties and covenants contained in this Agreement without making any independent investigation, and that the representations, warranties and agreements made by the Member shall survive the execution and delivery of this Agreement and the purchase of the Units;

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6.    such Member hereby represents that, except as expressly set forth in this Agreement, no representations or warranties have been made to the Member by the Company or any agent, employee or Affiliate of the Company, and in entering into this transaction, the Peron is not relying on any information other than that which is the result of independent diligence; and
7.    such Member acknowledges the risks associated with his, her, or its investment in the Company, especially as it pertains to the risks related to the cannabis and marijuana industry including, but not limited to: increased competition, illegality under federal law, new and evolving industry, changing laws, etc.
(ii)    All of the foregoing representations and warranties and the foregoing indemnity shall survive the withdrawal of any Person and the termination of this Agreement.
(d)    If (i) any of the representations given in (A) Section 13.02(c) or (B) any other agreement with the Company, by a Member (“Misrepresenting Member”) or an Affiliate of such Member is materially false or ceases to be true in a respect which is, in the reasonable opinion of the Manager, materially adverse to the Company or the other Members, (ii) a Member (“Breaching Member”) or an Affiliate of such Member has breached its agreements or obligations hereunder or thereunder and the consequences of such breach are, in the reasonable opinion of the Manager, materially adverse to the Company or the other Members, or (iii) the continued participation of any Member (“Regulatory Adverse Member”) or an Affiliate of such Member in or with the Company or any Subsidiary or Affiliate of the Company would, in the Manager’s reasonable opinion, cause undue risk of adverse tax, regulatory or other consequences to the Company or any Affiliate of the Company or would be materially detrimental to the business, operations or commercial reputation of the Company or any Subsidiary or Affiliate of the Company, the Manager may, upon written notice to the Misrepresenting Member, Breaching Member or Regulatory Adverse Member, as applicable, require such Misrepresenting Member, Breaching Member or Regulatory Adverse Member to fully withdraw from the Company and sell all of such Member’s Units to the Company (irrespective of whether the subject misrepresentation, breach or regulatory consequence involves such Member or an Affiliate of such Member).
(e)    A Member who is required to withdraw from the Company pursuant to this Section 13.02 (a “Required Withdrawal”) shall be entitled to receive, in exchange for all of such Member’s outstanding Units, the fair market value of such Units, as determined by the Manager, in its sole discretion. The foregoing purchase price shall be paid, at the sole option of the Manager, in either (i) one lump sum cash payment or (ii) by the delivery of the Company to such Member of an unsecured promissory note, in form prescribed by the Company, providing for the payment of such purchase price in three equal annual installments, together with accrued and unpaid interest at the Applicable Federal Rate, with the first of such installments beginning on the closing of such repurchase by the Company (except that the Company may, in the sole discretion of the Manager, prepay such installments at any time without premium or penalty), which closing shall be at a time and place as selected by the Manager and communicated to such Member.
(f)    A Member subject to a Required Withdrawal shall execute all documents in connection with his, her or its withdrawal from the Company as the Manager shall reasonably require.
ARTICLE XIV.
DISSOLUTION AND LIQUIDATION
Section 14.01    Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:
(a)    the decision of the Manager together with the holders of a majority of the then-outstanding Common Units entitled to vote to dissolve the Company;
(b)    a dissolution of the Company under the Act; or
(c)    the entry of a decree of judicial dissolution of the Company under the Act.

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Except as otherwise set forth in this Article XIV, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.
Section 14.02    Liquidation and Termination. On dissolution of the Company, the Manager shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final Distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidators are as follows:
(a)    as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;
(b)    the liquidators shall cause the notice described in the Act to be mailed to each known creditor of and claimant against the Company in the manner described thereunder;
(c)    the liquidators shall pay, satisfy or discharge from Company funds, or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine): first, all expenses incurred in liquidation; and second, all of the debts, liabilities and obligations of the Company;
(d)    all remaining assets of the Company shall be distributed to the Members (i) first to the Class B Unitholders, in an amount equal to their respective Class B Preferred Return Base Amount plus all outstanding an accrued Class B Preferred Return Amount, pro rata based on their Class B Units, and then (ii) the balance to the Class A Unitholders in accordance with their respective Percentage Interests at the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation). The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 below constitutes a complete return to the Members of their Capital Contributions and a complete distribution to the Members of their interest in the Company and all the Company’s property. To the extent that a Member returns funds to the Company, such returning Member has no claim against any other Member for those funds; and
Section 14.03    Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 14.02, the liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 14.02(d), (b) as tenants in common and in accordance with the provisions of Section 14.02(d), undivided interests in all or any portion of such Company assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (y) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (z) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The liquidators shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XV.
Section 14.04    Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Manager (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement

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that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.
Section 14.05    Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon such winding up.
Section 14.06    Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).
ARTICLE XV.
VALUATION
Section 15.01    Determination. “Fair Market Value” of a specific Company asset will mean the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.
Section 15.02    Dispute Resolution. If any Member or Members dispute the accuracy of any determination of Fair Market Value in accordance with Section 15.01, and the Manager and such Member(s) are unable to agree on the determination of the Fair Market Value of any asset of the Company, the Manager and such Member(s) shall each select a nationally recognized investment banking firm experienced in valuing securities of closely-held companies such as the Company in the Company’s industry (the “Appraisers”), who shall each determine the Fair Market Value of the asset or the Company (as applicable) in accordance with the provisions of Section 15.01. The Appraisers shall be instructed to give written notice of their determination of the Fair Market Value of the asset or the Company (as applicable) within thirty (30) days of their appointment as Appraisers. If Fair Market Value as determined by an Appraiser is higher than Fair Market Value as determined by the other Appraiser by 10% or more, and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the original Appraisers shall designate a third Appraiser meeting the same criteria used to select the original two. If Fair Market Value as determined by an Appraiser is within 10% of the Fair Market Value as determined by the other Appraiser (but not identical), and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the Manager shall select the Fair Market Value of one of the Appraisers. The fees and expenses of the Appraisers shall be borne by the Company; provided, however, that if the Fair Market Value as determined through the appraisal method in this Section 15.02, is within 10% of the Fair Market Value originally determined by the Company under Section 15.01, the Member(s) electing to exercise their rights under this Section 15.02 shall bear all of the fees and expenses of the Appraisers.
ARTICLE XVI.
GENERAL PROVISIONS
Section 16.01    Power of Attorney.
(a)    Each Member who is an individual hereby constitutes and appoints the Manager (or the liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:
(i)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company

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may conduct business or own property; (B) all instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article XII or Article XIII; and
(ii)    sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the Manager, necessary or appropriate to effectuate the terms of this Agreement.
(b)    The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member who is an individual and the transfer of all or any portion of his, her or its Company Interest and shall extend to such Member’s heirs, successors, assigns and personal representatives.
Section 16.02    Confidentiality. The Manager and each of the Members agree to hold the Company’s Confidential Information in confidence and may not use such information except (i) in furtherance of the business of the Company, (ii) as reasonably necessary for compliance with applicable law, including compliance with disclosure requirements under the Securities Act and the Exchange Act, and securities laws of other jurisdictions, or (iii) as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein includes, but is not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Company’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s business. With respect to the Manager and each Member, Confidential Information does not include information or material that: (a) is rightfully in the possession of the Manager or each Member at the time of disclosure by the Company; (b) before or after it has been disclosed to the Manager or each Member by the Company, becomes part of public knowledge, not as a result of any action or inaction of the Manager or such Member, respectively, in violation of this Agreement; (c) is approved for release by written authorization of the Chief Executive Officer, or officer of equivalent position, of the Company, of USCo, of USCo2 or of Acreage; (d) is disclosed to the Manager or such Member or their representatives by a third party not, to the knowledge of the Manager or such Member, respectively, in violation of any obligation of confidentiality owed to the Company with respect to such information; or (e) is or becomes independently developed by the Manager or such Member or their respective representatives without use or reference to the Confidential Information.
Section 16.03    Amendments. This Agreement may not be amended or modified without the prior written consent of (a) Pubco, and (b) the Manager and Kevin Murphy for so long as Kevin Murphy is a Member, and in the event Kevin Murphy is no longer a Member, without the prior written consent of the Manager and the Members holding a majority of the Class B Units (other than USCo2). Notwithstanding the foregoing, no amendment or modification to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter.
Section 16.04    Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

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Section 16.05    Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by electronic mail or certified mail, return receipt requested, sent by reputable overnight courier service (charges prepaid) to the Company or sent by email at the address set forth below and to any other recipient and to any Member at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three (3) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service or transmission via e-mail (provided confirmation of transmission is received). The Company’s address is:
to the Company:
High Street Capital Partners, LLC, d/b/a Acreage Holdings
366 Madison Avenue, 11th Floor
New York, New York 10017
Attn: James A. Doherty
Email: j.doherty@acreageholdings.com
with a copy (which copy shall not constitute notice) to:
Cozen O’Connor
1650 Market Street, Suite 2800
Philadelphia, Pennsylvania 19103
Attn: Joseph C. Bedwick
Email: jbedwick@cozen.com
and
DLA Piper (Canada) LLP
Suite 6000, 100 King St. W
Toronto, Ontario M5X 1E2
Attn: Robert Fonn
E-mail: robert.fonn@dlapiper.com

Section 16.06    Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. For the avoidance of doubt, Pubco is an express third-party beneficiary to this Agreement, is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.
Section 16.07    Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property, other than as a secured creditor.
Section 16.08    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
Section 16.09    Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.
Section 16.10    Applicable Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement and all questions arising out of or concerning either the organization of, or the investment in, the Company, or this Agreement, or the rights, duties, and responsibilities of the Company or any Member, including claims alleging fraud, misrepresentation, or similar torts, will be governed by the internal

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laws of the state of Delaware, without giving effect to any choice of law provisions. Any conflict or apparent conflict between this Agreement and the Act will be resolved in favor of this Agreement, except as otherwise specifically required by the Act. Any dispute relating hereto shall be heard in the state or federal courts of the State of Delaware, and the parties agree to jurisdiction and venue therein.
Section 16.11    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
Section 16.12    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.
Section 16.13    Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.
Section 16.14    Right of Offset. Whenever the Company is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that such Member owes to the Company which are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of Units to USCo or USCo2 shall not be subject to this Section 16.14.
Section 16.15    Entire Agreement. This Agreement, those documents expressly referred to herein (including the Support Agreements and the Tax Receivable Agreement), any indemnity agreements entered into in connection with the Prior Operating Agreement with the Manager at that time and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Prior Operating Agreement is superseded by this Agreement as of the Effective Time and shall be of no further force and effect thereafter.
Section 16.16    Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.
Section 16.17    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation and shall mean, “including, without limitation”. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms

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thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.
Section 16.18    Enactment. As evidenced by their execution of the Second Amendment to Third Amended and Restated Limited Liability Company Agreement of High Street Capital Partners, LLC, dated as of June 27, 2019, the Manager and Members holding a majority of the Common Units outstanding, on behalf of each Member, have adopted and approved this Agreement to be effective as of the Effective Time.

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Exhibit A

FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of ________, 20__ (this “Joinder”), is delivered pursuant to that certain Fourth Amended and Restated Limited Liability Company Agreement, dated as of ________, 20__ (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”) by and among High Street Capital Partners, LLC, d/b/a Acreage Holdings, a Delaware limited liability company (the “Company”), Acreage Holdings America, Inc., a Nevada corporation and the manager of the Company (the “Manager”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

1.
Joinder to the LLC Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Manager, the undersigned hereby is and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof.

2.	Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.	Address. All notices under the LLC Agreement to the undersigned shall be directed to:
[Name]
[Address]
[City, State, Zip Code]
Attn:
Facsimile:
E-mail:
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:
Acknowledged and agreed
as of the date first set forth above:
HIGH STREET CAPITAL PARTNERS, LLC, D/B/A ACREAGE HOLDINGS
By: Acreage Holdings America, Inc., its Manager

By:
Name:
Title:

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